Exhibit 99.1

Conversion Labs Appoints WEX CFO and Former Revlon CFO, Roberto Simon, to Board of Directors

New York, NY, November 10, 2020 — Conversion Labs, Inc. (OTCQB: CVLB) (OTCQB: CVLBD), a direct-to-consumer telemedicine and wellness company, has appointed Roberto Simon to its board of directors and as the chair of its audit committee. Following his appointment, the board now has eight members, with six serving as independent directors.

A seasoned, global executive, Mr. Simon has held several senior leadership roles over the last 19 years where he has managed the organic and acquisitive growth for large, international firms operating across the Americas, Europe and Africa.

Mr. Simon currently serves as CFO of WEX (NYSE: WEX), a $6+ billion fintech services provider. He previously served as CFO of Revlon (NYSE: REV), overseeing the global finance and IT operations of the top beauty brand as it grew to nearly $2 billion in annual sales.

Prior to Revlon, Mr. Simon served in several senior roles and lastly as CFO of The Colomer Group, a private equity-owned beauty care company with $600 million in annual revenue. He was responsible for Colomer’s SAP, finance operations, integrations, acquisitions and divestments. He led the sale of Colomer to Revlon, and the integration of its financial and IT operations post-merger.

“Roberto greatly strengthens our board with his extensive, senior-level executive experience in leading multinational companies involved in consumer goods and fintech,” stated Justin Schreiber, chairman and CEO of Conversion Labs. “As our new audit committee chair, Roberto will provide board-level guidance of our financial operations and infrastructure with a focus on scale and continued acceleration of our growth opportunities. The independence of our corporate governance is also now better positioned to satisfy Nasdaq’s listing requirements.”

“We look forward to benefiting from Roberto’s expertise and guidance as we focus on scaling our telemedicine business,” added Schreiber. “Given his extensive experience in M&A transactions and integrations, we expect Roberto to play a key role in this important aspect of our growth strategy.”

Commented Mr. Simon: “As someone long involved in the global consumer markets, I’m impressed with the platform Conversion Labs has built to address the vast opportunities emerging in the direct-to-consumer telehealth space. The company’s accomplishments this year have been nothing short of phenomenal, and I’m looking forward to contributing my expertise and experience at this pivotal time in its growth and development.”

Mr. Simon speaks five languages, including English, Spanish, Italian, French and Catalan. He holds bachelor’s degrees in business administration, and a master’s degree in business administration from ESADE Business School in Barcelona.

About Conversion Labs

Conversion Labs, Inc. is a telemedicine company with a portfolio of online direct-to-consumer brands. The company’s brands combine virtual medical treatment with prescription medications and unique over-the-counter products. Its network of licensed physicians offers telemedicine services and direct-to-consumer pharmacy to consumers across the U.S. To learn more, visit Conversionlabs.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects — both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Conversion Labs, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

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Conversion Labs

Juan Manuel Piñeiro Dagnery

CFO
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Ron Both or Grant Stude

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